Exhibit 4.3

[Form of Note]

Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Subsidiary Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a Person other than DTC or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or nominee of such successor Depositary) may be registered except in limited circumstances.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER JUNE 1, 2011.

BARRICK NORTH AMERICA FINANCE LLC

4.40% Note due May 30, 2021

No. [—]            $[—]

CUSIP: [—]

Barrick North America Finance LLC, a limited liability company formed under the laws of the State of Delaware (herein called the “Subsidiary Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[—] ([—] DOLLARS) on May 30, 2021, at the office or agency of the Subsidiary Issuer referred to below, and to pay interest thereon on November 30, 2011, and semi-annually thereafter on May 30 and November 30 in each year, from and including June 1, 2011 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.40% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue principal, premium, if any, or interest at the rate borne by this Security from and including the date on which such overdue principal, premium, if any, or interest becomes payable to but excluding the date payment of such principal, premium, if any, or interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th of May or 15th of November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Indenture Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Subsidiary Issuer has caused this instrument to be duly executed.

Dated:	BARRICK NORTH AMERICA FINANCE LLC

By

By

INDENTURE AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Indenture Agent

By
Authorized Officer

GUARANTEE

OF

BARRICK GOLD CORPORATION

For value received, Barrick Gold Corporation, a corporation incorporated under the laws of the Province of Ontario (the “Company”), having its principal executive offices at Brookfield Place, TD Canada Trust Tower, Suite 3700, 161 Bay Street, Toronto, Ontario, Canada M5J 2S1 (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security, the due and punctual payment of any Additional Amounts that may be payable with respect to such Security, when and as the same shall become due and payable, whether on the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Barrick North America Finance LLC, a limited liability company formed under the laws of the State of Delaware (herein called the “Subsidiary Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest, or any Additional Amounts that may be payable with respect to such Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Subsidiary Issuer.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Subsidiary Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Subsidiary Issuer, any right to require a proceeding first against the Subsidiary Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any Additional Amounts that may be payable with respect to such and all demands whatsoever, and covenants that its obligations under this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest and any Additional Amounts that may be payable with respect to such Security.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Subsidiary Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture and any Additional Amounts that may be payable with respect to such Securities shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts that may be payable with respect to the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Indenture Agent under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

BARRICK GOLD CORPORATION

By
Name:
Title:

By
Name:
Title:

Reverse of Security

This Security is one of a duly authorized issue of securities of the Subsidiary Issuer designated as its 4.40% Notes due May 30, 2021 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below and except as provided in the second succeeding paragraph) in aggregate principal amount to $1,350,000,000, which may be issued under an indenture (herein called the “Indenture”) dated as of June 1, 2011 among the Company, the Subsidiary Issuer, Citibank, N.A., as indenture agent (herein called the “Indenture Agent,” which term includes any successor Indenture Agent under the Indenture) and Wilmington Trust Company, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Issuer, the Guarantor, the Trustee, the Indenture Agent and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing $[—] aggregate principal amount at maturity of the Securities.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Subsidiary Issuer (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained in the United States by the Person entitled to such payment as specified in the Security Register. Notwithstanding the foregoing, payments of principal, premium, if any, and interest on a global Security registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds. Principal paid in relation to any Security of this series at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

As provided for in the Indenture, the Subsidiary Issuer may from time to time without notice to, or the consent of, the Holders of the Securities, create and issue additional Securities of this series under the Indenture, equal in rank to the Outstanding Securities of this series in all respects (or in all respects except for the issue price, the payment of interest accruing prior to the issue date of the new Securities of this series and/or the first payment of interest following the issue date of the new Securities of this series) so that the new Securities of this series shall be consolidated and form a single series with the Outstanding Securities of this series and have the same terms as to status, redemption or otherwise as the Outstanding Securities of this series.

The Company will pay to the Holder of this Security such Additional Amounts and other amounts as may be payable under Section 1005 of the Indenture. Whenever in this Security there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Securities are subject to redemption upon not less than 30 nor more than 60 days’ notice, at any time, as a whole or in part, at the election of the Subsidiary Issuer, at a Redemption Make-whole Price (as defined below) payable on the date specified in such notice (the “Optional Redemption Date”) equal to the greater of:

1. 100% of the principal amount of the Securities to be redeemed; and

2. the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Optional Redemption Date) discounted to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points;

plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of the Securities being redeemed to, but not including, such Optional Redemption Date (such amount, the “Redemption Make-whole Price”). The Treasury Rate shall be calculated on the third Business Day preceding the Optional Redemption Date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close. Notwithstanding the foregoing, installments of interest on Securities being redeemed that are due and payable on Interest Payment Dates falling on or prior to the Optional Redemption Date will be payable to the Holders of such Securities registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of the Indenture. If less than all of the Securities are to be redeemed at the option of the Subsidiary Issuer, DTC will select the Securities (or portions thereof) to be redeemed, in the case of Global Securities, and the Indenture Agent will select the Securities to be redeemed pro rata, by lot or in such manner as it deems fair and appropriate, in the case of Securities in definitive form. Unless the Subsidiary Issuer defaults in payment of the Redemption Make-whole Price, on and after the Optional Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption on such Optional Redemption Date.

In connection with such optional redemption, the following defined terms apply:

“Treasury Rate” means, with respect to any Optional Redemption Date for the Securities, (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.I5 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

“Comparable Treasury Issue” means, with respect to any Optional Redemption Date for the Securities, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date for the Securities, (a) the average of four Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (b) if the Subsidiary Issuer obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such Optional Redemption Date, the average of all such quotations or (c) if the Subsidiary Issuer obtains only one such Reference Treasury Dealer Quotation for such Optional Redemption Date, that Reference Treasury Dealer Quotation.

“Final Maturity Date” means May 30, 2021.

“Independent Investment Banker” means, with respect to any Optional Redemption Date for the Securities, the Reference Treasury Dealer appointed by the Subsidiary Issuer.

“Reference Treasury Dealer” means, with respect to any Optional Redemption Date for the Securities, each of Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors or, in each case, one of their respective affiliates which is a Primary Treasury Dealer (as defined below); provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Subsidiary Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date for the Securities, the average, as determined by the Subsidiary Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Subsidiary Issuer by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding such Optional Redemption Date.

The Securities are subject to repurchase, at the option of the Holders, upon the occurrence of a Change of Control Repurchase Event (defined below). If a Change of Control Repurchase Event occurs, unless the Subsidiary Issuer has exercised its right to redeem the Securities pursuant to an Optional Redemption or under Section 1108 of the Indenture, the Subsidiary Issuer will be required to make an offer to each Holder of Securities to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the Repurchase Date (as defined below) (the

“Repurchase Price”). Within 30 days following any Change of Control Repurchase Event or, at the Subsidiary Issuer’s option, prior to any change of control, but after the public announcement of the proposed change of control, the Subsidiary Issuer will mail a notice to each Holder of Securities, with a copy to the Trustee and the Indenture Agent, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the date specified in the notice (the “Repurchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date. Holders of Securities electing to have their Securities purchased pursuant to a Change of Control Repurchase Event offer will be required to surrender their Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice, or transfer their Securities to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Repurchase Date. The Subsidiary Issuer will comply with the requirements of Rule 14e-l under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Subsidiary Issuer will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict. On the Repurchase Date following a Change of Control Repurchase Event, the Subsidiary Issuer will, to the extent lawful: (1) accept for payment all Securities or portions of the Securities properly tendered pursuant to the Subsidiary Issuer’s offer; (2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Securities or portions of the Securities properly tendered pursuant to the Subsidiary Issuer’s offer; and (3) deliver or cause to be delivered to the Indenture Agent the Securities properly accepted pursuant to the Subsidiary Issuer’s offer, together with an officers’ certificate stating the aggregate principal amount of Securities being purchased by the Subsidiary Issuer.

The Indenture Agent will promptly mail to each Holder of Securities properly tendered the purchase price for such Securities (or make payment through the Depositary), and the Indenture Agent will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security of this series equal in principal amount to any unpurchased portion of any Securities of this series surrendered; provided that each new Security will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Subsidiary Issuer will not be required to make an offer to repurchase the Securities issued by it upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Subsidiary Issuer and such third party purchases all of the Securities properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act) other than to the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger, amalgamation, plan of arrangement or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act) (other than a subsidiary of the Company) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (3) the Company consolidates with, or merges or amalgamates with or into, or enters into a plan of arrangement with, any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the board of directors of the Company cease to be continuing directors; or (5) the adoption of a plan relating to the liquidation or dissolution of the Company. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Repurchase Event” means the Securities cease to be rated investment grade by each of the rating agencies on any date during the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the rating agencies) (the “trigger period”) after the earlier of (1) the occurrence of a change of control, and (2) public notice of the intention by the Company to effect a change of control. Notwithstanding the foregoing, a Change of Control Repurchase Event will be deemed not to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

“continuing director” means, as of any date of determination, any member of the board of directors of the Company who: (1) was a member of such board of directors on June 1, 2011; or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the

Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company as a replacement rating agency or replacement ratings agencies.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“rating agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, the Company may select (as certified by a resolution of the Company’s Board of Directors) a “nationally recognized statistical rating organization” as such term is used in Rule 15c3-l(c)(2)(vi)(F) under the Securities Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Securities are subject to redemption, in whole but not in part, at the option of the Subsidiary Issuer at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable redemption date (the “Tax Redemption Date”), all on the terms and subject to the conditions set forth in Section 1108 of the Indenture.

In the case of any redemption, repayment, or repurchase of Securities, interest installments whose Stated Maturity is on or prior to the Optional Redemption Date, Repurchase Date, or Tax Redemption Date, as the case may be, will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture. Securities (or portions thereof) for whose redemption or repayment payment is made or duly provided for in accordance with the Indenture shall cease to bear interest from and after the Optional Redemption Date, Repurchase Date, or Tax Redemption Date, as the case may be.

In the event of redemption, repayment, or repurchase of this Security in part only, a new Security or Securities of this series for the unredeemed, unpaid, or un-repurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of and accrued but unpaid interest on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Subsidiary Issuer on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default applicable to the Securities, upon compliance by the Subsidiary Issuer with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Subsidiary Issuer and the Guarantor and the rights of the Holders under the Indenture at any time by the Subsidiary Issuer and the Guarantor, the Indenture Agent and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all the Securities of this series, to waive compliance by the Subsidiary Issuer and the Guarantor with certain provisions of the Indenture and also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series with respect to which a Default shall have occurred and shall be continuing, on behalf of the Holders of all Outstanding Securities of such affected series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Subsidiary Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Subsidiary Issuer, upon surrender of this Security for registration of transfer at the office or agency of the Subsidiary Issuer maintained for such purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Subsidiary Issuer and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Subsidiary Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Subsidiary Issuer, the Indenture Agent, the Trustee and any agent of the Subsidiary Issuer, the Indenture Agent or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Subsidiary Issuer, Indenture Agent, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the “calculation period”) is equivalent is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

If at any time, (i) the Depositary for the Securities notifies the Subsidiary Issuer that it is unwilling or unable to continue as Depositary for the Securities or if at any time the Depositary for the Securities shall no longer be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended and a successor Depositary is not appointed by the Subsidiary Issuer within 90 days after the Subsidiary Issuer receives such notice or becomes aware of such condition, as the case may be, or (ii) the Subsidiary Issuer determines that the Securities shall no longer be represented by a global Security or Securities, then in such event the Subsidiary Issuer will execute and the Indenture Agent will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Agent. The Indenture Agent shall deliver such Securities to the Persons in whose names such Securities are so registered.

In addition to the rights provided to Holders of Securities under the Indenture, Holders of the Securities shall have all the rights set forth in the Registration Rights Agreement, dated as of June 1, 2011, among the Subsidiary Issuer, the Company and the parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Special Interest (as defined in the Registration Rights Agreement).

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All references herein to “dollars” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time should be legal tender for the payment of public and private debts, and all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, except to the extent such terms are otherwise defined herein.

OPTION TO ELECT REPURCHASE

The undersigned hereby irrevocably requests and instructs the Subsidiary Issuer to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the “Repurchase Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to 101% of the principal amount thereof, together with accrued interest to the Repurchase Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repurchase to be effective, this Security with the Option to Elect Repurchase duly completed must be received not earlier than 45 days prior to the Repurchase Date and not later than 10 days prior to the Repurchase Date by the Subsidiary Issuer at its office or agency in New York, New York.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $        .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($2,000 or any integral multiple of $1,000 in excess thereof): $        .

Dated:

Note: The signature to this Option to Elect Repurchase must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.

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